UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 7, 2019

AMERICAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. EmployerI dentification No.)

9002 Technology Lane, Fishers Indiana, 46038
(Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 240.12b-2 of this chapter).

Emerging Growth Company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

Item 1.01     Entry into a Material Definitive Agreement

On March 5, 2019, American Resources Corporation (the “Company” “we,” “our” or “us”) received notice from Maxim Group LLC (“Maxim” or the “Underwriter”), that it was exercising in full the Underwriters’ Over-allotment Option (the “Over-allotment Option”) to purchase 150,000 shares of Company Class A Common Stock, par value $0.0001 per share (the “Common Stock” or “Option Shares”), in connection with the Company’s underwritten public offering (the “Offering”). The Over-allotment Option was exercised pursuant to Section 1(b) of the Underwriting Agreement between the parties, dated February 15, 2019.

Maxim Group LLC acted as the sole book-running manager for the Offering.

The closing on the purchase of the Option Shares occurred on March 7, 2019. The aggregate gross proceeds from the sale of the Option Shares are $600,000.00, based on an offering price to the public of $4.00 per share and before deducting the underwriting discounts, commissions and offering expenses payable by us. The sale of the Option Shares raised the total gross proceeds of the Offering to $4,600,000. We intend to use the net proceeds from the Option Shares to initiate coal production on certain permits that we own, act upon certain acquisition opportunities, and for general corporate purposes, including working capital.

The Option Shares were sold pursuant to the Company’s effective registration statement on Form S-1 (File No. 333-226042) initially filed by the Company with the Securities and Exchange Commission (“SEC”) on July 2, 2018, as amended to date (the “Registration Statement”) and declared effective on February 14, 2019, and pursuant to a final prospectus filed with the SEC on February 15, 2019.

The Underwriting Agreement is incorporated by reference herein as Exhibit 1.1 from the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2019. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement.

The Company also issued to the Underwriter warrants (collectively, the “Underwriter Warrant”) to purchase up to an aggregate of 80,500 shares (the “Warrant Shares”) of Company Series A Common Stock. The Underwriter Warrant shall be exercisable, in whole or in part, at any time and from time to time commencing on August 15, 2019 through and including the Expiration Date of February 15, 2021. The Warrant Exercise Price is $4.40 per share; however, the Warrant also may be exercised on a cashless basis as specified in the Warrant. The Exercise Price and number of Warrant Shares are subject to adjustment from time to time in the event of stock dividends stock splits, merger or consolidation, or other fundamental transactions.

A copy of the Underwriter Warrant issued in connection with the Offering is filed herewith as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 8.01.     Other events.

On March 7, 2019, the Company issued a press release announcing the closing regarding the sale of the Option Shares pursuant to the exercise in full of the Underwriters’ Over-allotment Option. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

 Item 9.01     Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated February 15, 2019 between the Company and Maxim Group LLC – incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2019.

99.1	Press release dated March 7, 2019 – filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: March, 7, 2019	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer